Exhibit 99.h

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	)	Chapter 11
)
TOUCH AMERICA HOLDINGS, INC., et al.,	)	Case No. 03-11915 (KJC)
)
Debtors.	)	(Jointly Administered)
)
	)	Ref. Docket No. 1853

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

UNDER 11 U.S.C. § 1129(A) AND (B) AND FED. R. BANKR. P. 3020

CONFIRMING DEBTORS’ AMENDED CHAPTER 11 LIQUIDATING PLAN

WHEREAS, on June 19, 2003 (the “Petition Date”), Touch America Holdings, Inc., et al.,(1) debtors and debtors in possession in these cases (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, on June 27, 2003, the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors (the “Committee”) to represent the interests of unsecured creditors in these cases. The Debtors continue to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the “Debtors,” as proponents of the plan (the “Plan Proponents”) within the meaning of section 1129 of the “Bankruptcy Code, filed the Debtors’ Amended

(1)  The affiliates of Touch America Holdings, Inc. (“Touch America Holdings”) that also filed for bankruptcy protection on the Petition Date are: Entech LLC (“Entech”), Touch America Intangible Holding Company, LLC (“Touch America Intangibles”), Touch America, Inc. (“TAI”), Touch America Purchasing Company, LLC (“Touch America Purchasing”), American Fiber Touch, LLC and Sierra Touch America, LLC (“STA”).

Chapter 11 Liquidating Plan, dated August 17, 2004 (the “Plan”)(2); together with the Amended Disclosure Statement for Amended Chapter 11 Liquidating Plan, dated August 17, 2004 (the “Disclosure Statement”);

WHEREAS, on August 28, 2004, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an Order authorizing the Debtors to enter into Phase I of the Settlement Agreement Dated July 28, 2004 by and among Touch America Inc.: Sierra Touch America LLC; Sierra Pacific Communications; and AT&T Corp. (the “SPC Settlement Agreement”);

WHEREAS, on August 18, 2004, the Bankruptcy Court entered an order (the “Solicitation Order”) that, among other things, (a) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); (b) established September 30, 2004, as the date for the commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”); (c) approved the form and method of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”); (d) approved the form and method of notice for the sale of the Debtors NexGen Assets and certain non-NexGen Assets and the assumption and assignment of certain executory contracts and unexpired leases to AT&T Corp. or its designee (“AT&T”); and (e) established certain procedures for soliciting and tabulating votes with respect to the Plan;

WHEREAS, the Debtors complied with the mailing and noticing requirements established under the Solicitation Order, as more fully set forth in the Affidavit/Declaration of Tinamaric Feil certifying the acceptances and rejections of the Debtors’ Amended Chapter 11

(2)  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.

Liquidating Plan (the “Voting Certification”) and evidenced by the affidavits of mailing and publication on the docket of this case;

WHEREAS, on September 15, 2004, the Debtors timely filed a plan supplement (as amended from time to time, the “Plan Supplement”), with respect to the Plan, and served due and adequate notice thereof, and as set forth in the affidavit of service filed with the Court;

WHEREAS, more than one (1) impaired class has accepted the Plan, as set forth in the Voting Certification;

(a)                                  WHEREAS, certain objections or purported objections to confirmation of the Plan were filed and served (the “Objections”) by various parties;

WHEREAS, certain of the Objections have been withdrawn or resolved on the terms and conditions (i) described on the record of the Confirmation Hearing, (ii) set forth in this Confirmation Order or (iii) set forth in a stipulation presented to and approved by the Court at the Confirmation Hearing (collectively, the “Resolved Objections”), and the remaining Objections are overruled on the merits pursuant to this Confirmation Order;

WHEREAS, on September 27, 2004, the Debtors, the Committee, AT&T and Sierra Pacific Communications (“SPC”) each filed a memoranda of law in support of confirmation of the Plan and a response with respect to the Objections (the “Confirmation Memoranda”); and

WHEREAS, pursuant to section 1128(c) of the Bankruptcy Code, the Bankruptcy Court commenced the confirmation hearing (the “Confirmation Hearing”) on September 30, 2004;

NOW, THEREFORE, based upon the Bankruptcy Court’s review of the Voting Certification, the Objections and the Confirmation Memoranda; and upon (a) all the evidence proffered or adduced at, memoranda and Objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing; (b) the settlements with AT&T, SPC and the Entech Benefit Restoration Plan Participants; (c) the settlements with other parties read into the record on September 30, 2004 and October 4, 2004; and (d) the record presented at the Confirmation Hearing and the entire record of these Chapter 11 Cases; and after due deliberation thereon and good cause appearing therefor, the Court makes the following:

FINDINGS OF FACT AND CONCLUSIONS OF LAW(3)

IT IS HEREBY FOUND AND DETERMINED THAT:

B.                                     Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). This Bankruptcy Court has jurisdiction over these cases pursuant to sections 157 and 1334 of title 28 of the United States Code. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding pursuant to section 157(b)(2)(L) of title 28 of the United States Code, and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

C.                                     Judicial Notice. This Bankruptcy Court takes judicial notice of the docket of these cases and the related adversary proceedings maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all Orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases, including, but not limited to, the hearing to consider the adequacy of the Disclosure Statement.

(3)  Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

D.                                    Burden of Proof. The Debtors have satisfied the burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence, which is the applicable evidentiary standard in this Bankruptcy Court for Confirmation of the Plan.

E.                                      Transmittal and Mailing of Materials; Notice. In accordance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Rules 2002, 3017 and 3020, due notice of the Confirmation Hearing and the opportunity to object to confirmation of the Plan was provided to the Debtors’ Creditors, Equity Interest Holders and other parties-in-interest. The Disclosure Statement, the Plan, the Ballots, the Solicitation Order and the Confirmation Hearing Notice, transmitted and served as set forth in the Voting Certification and associated declarations and affidavits, shall be deemed to have been transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules. Such transmittal and service were adequate and sufficient, publication of the Confirmation Hearing Notice was adequate and sufficient and no other or further notice is or shall be required. In addition, service of the Plan Supplement was adequate under the circumstances, and no other or further notice is or shall be required.

F.                                      Voting. Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Order, all other applicable rules, laws and regulations and industry practice.

G.                                     Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(l) of the Bankruptcy Code.

(1)                                  Proper Classification (11 U.S.C. §§ 1122, 1123(a)(l)). In addition to Administrative Claims and Priority Tax Claims, which do not need to be designated, the Plan designates nine (9) Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(l) of the Bankruptcy Code.

(2)                                  Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan properly classifies those Classes that are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(3)                                  Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan identifies and properly classifies those Classes that are Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(4)                                  No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(5)                                  Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan, the AT&T Settlement Agreement, the SPC Settlement Agreement, the Entech Benefit Restoration Plan Settlement Agreement and the Plan Trust Agreement and any other documents and agreements set forth in the Plan Supplement and the Confirmation Order provide adequate and proper means for the Plan’s implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(6)                                  Prohibition Against Non-Voting Securities (11 U.S.C. § 1123(a)(6)). Upon the Effective Date of the Plan, all Equity Interests in the Debtors, including any securities possessing voting power will be extinguished, and no new securities of the Debtors will be issued. Thus, section 1123(a)(6) of the Bankruptcy Code is not applicable to the Plan.

(7)                                  Designation of Officers, Directors or Trustees (11 U.S.C. § 1123(a)(7)). The Plan is a liquidating chapter 11 plan, and thus, there is no provision for officers and directors of the Debtors after the Effective Date. The Plan provides for the present officers and directors to resign on or before the Effective Date. The Plan Supplement identifies the Plan Trustee and members of the Plan Oversight Committee. Thus, to the extent applicable, the Plan complies with section 1123(a)(7) of the Bankruptcy Code.

H.                                    Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s additional provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

I.                                         Bankruptcy Rule 30l6(a). The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).

J.                                        Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code, Specifically:

(1)                                  The Debtors are proper debtors under section 109 of the Bankruptcy Code and are proper Plan Proponents under section 112l(a) of the Bankruptcy Code.

(2)                                  The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by Orders of the Bankruptcy Court.

(3)                                  The Debtors have satisfactorily complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order in transmitting the Plan, the Disclosure Statement, the Ballots, the Confirmation Hearing Notice and related documents and notices and in soliciting and tabulating votes on the Plan.

(4)                                  The Plan has been accepted by Creditors holding in excess of two-thirds in amount and one-half in number of the Allowed Claims in each Impaired Class entitled to vote.

K.                                    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court, has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases. The Debtors’ good faith is further demonstrated by the facts and records of these cases, the Disclosure Statement and the hearing thereon and the record of the Confirmation Hearing and other proceedings held in these cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates by providing the means through which the Debtors shall fully liquidate and distribute their assets in accordance with the provisions of the Bankruptcy Code for the benefit of Creditors. The Debtors, the Committee and each of the members of the Committee, AT&T, SPC and the officers, directors, employees, affiliates, attorneys, investment bankers, restructuring consultants and financial advisors of the foregoing, have acted in good faith, as applicable, in connection with the management and operation of the Debtors and the formulation, negotiation, proposal and implementation of the Plan and every contract, instrument, document or other agreement related thereto, including the AT&T Settlement Agreement and the SPC Settlement Agreement.

L.                                      Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to these cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

M.                                 Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors are liquidating, and thus, this Bankruptcy Code requirement is inapplicable to the Debtors. As of the Effective Date, all of the Remaining Assets and liabilities of the Debtors shall be transferred to the Plan Trust, and the Plan Trustee shall be responsible for the liquidation and distribution of such assets and the satisfaction of liabilities in accordance with the Plan, the Plan Trust Agreement and this Confirmation Order. The identity of the Plan Trustee and the Plan Oversight Committee has been set forth in the Plan Supplement, and the appointment of such persons is consistent with the interests of the Debtors’ Creditors and Equity Interest Holders and with public policy as required by section 1129(a)(5) of the Bankruptcy Code.

N.                                    No Rate Changes (11 U.S.C. § 1129(a)6)). Since the Debtors will not continue in business, there are no rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these cases or with respect to the Plan.

O.                                    Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis contained in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing

(a) are persuasive and credible as of the dates such evidence was prepared, presented or proffered, (b) have not been controverted by other persuasive evidence or have not been challenged, (c) are based upon reasonable and sound assumptions and (d) establish that each Holder of an Impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

P.                                      Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Based upon the Voting Certification, the Confirmation Memoranda, the evidence adduced at the Confirmation Hearing and the arguments of counsel, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the rejecting Classes. Classes 1 and 2 are Unimpaired under the Plan and, pursuant to section 1126(1) of the Bankruptcy Code, are conclusively deemed to have voted to accept the Plan. Thus, as to the Unimpaired Classes under the Plan, the requirements of section 1129(a)(8) of the Bankruptcy Code are satisfied. Classes 7, 8 and 9 are not expected to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code. As to Impaired Classes 3, 4, 5 and 6 that are entitled to vote to accept or reject a plan, section 1126(c) has been satisfied. Impaired Classes 3, 4, 5 and 6 voted overwhelmingly to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Plan is confirmable because the provisions of section 1129(b) of the Bankruptcy Code have been satisfied with respect to the dissenting Classes.

Q.                                    Treatment of Administrative and Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims and Other Priority Claims pursuant to the Plan satisfies the requirements of sections 1129(a)(9)(A), (B) and (C) of the Bankruptcy Code.

R.                                     Acceptance By Impaired Classes (11 U.S.C. § 1129(a)(10)). At least one Class of Claims against the Debtors that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

S.                                      Feasibility (11 U.S.C. § 1 l29(a)(11)). The Plan proposed by the Debtors provides for a liquidation of the Debtors’ Remaining Assets and a distribution of Cash to Creditors in accordance with the priority schemes of the Bankruptcy Code and the terms of the Plan, the Plan Trust Agreement and this Confirmation Order. The Disclosure Statement, the Confirmation Memoranda and the evidence proffered or adduced at the Confirmation Hearing, among other things, (a) are persuasive and credible, (b) have not been controverted by other persuasive evidence and (c) demonstrate that there will be sufficient funds to satisfy the Debtors’ obligations under the Plan and to fund the costs and expenses of the Plan Trust after the confirmation of the Plan, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

T.                                     Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under section 1930 of title 28 of the United States Code (the “Quarterly Fees”), as determined by the Bankruptcy Court, have been paid or will be paid pursuant to the Plan.

U.                                    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). This provision is inapplicable since the Debtors do not maintain retiree benefits as contemplated by section 1114 of the Bankruptcy Code.

V.                                     Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)). Based upon the evidence proffered, adduced or presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to any rejecting Classes, as required by section 1129(b)(1) and (2) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding section 1129(a)(8) of the Bankruptcy Code. Upon confirmation of the Plan and the occurrence of the Effective Date, the Plan shall be binding upon the members of any rejecting Classes.

W.                                Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, as amended.

X.                                    Modifications to the Plan. Any modifications to the Plan set forth in this Confirmation Order constitute technical changes and/or changes with respect to particular Claims by agreement with the Holders of such Claims and do not adversely change the treatment of any other Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

Y.                                     Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Debtors and its respective officers, directors, employees, agents, counsel or other Professionals have acted in “good faith” within the meaning of section 1125(c) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(c) of the Bankruptcy Code and the limitations of liability set forth in the Plan.

Z.                                     Preservation of Causes of Action. It is in the best interests of the Creditors of the Debtors’ Estates that all Causes of Action, not expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or by any Final Order, be retained by the Debtors (before the Effective Date) and the Plan Trust (after the Effective Date) pursuant to the Plan, and after the Effective Date, the Plan and Plan Trust Agreement, to preserve the value of the Debtors’ Estates.

AA.                         Substantive Consolidation. Substantive consolidation of the Debtors and their Estates in these Chapter 11 Cases as set forth in Article V of the Plan for all purposes, including voting, confirmation and distribution, will (i) facilitate and maximize prompt distribution to the Debtors’ Creditors, and (ii) permit the Debtors’ Creditors to avoid the harm that likely would result absent substantive consolidation and confirmation of the Plan embodying it. Substantive consolidation will not unduly harm any Creditor or party in interest and is in the best interests of the Debtors, the Creditors and the Estates.

BB.                             Releases and Injunctions. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under, described in, contemplated and/or implemented by the Plan, the releases, exculpations and injunctions described in Article XI of the Plan constitute integral elements of good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of Holders of Claims, are within the reasonable range of possible litigation outcomes, are fair, equitable and reasonable and are essential elements of the resolution of the Chapter 11 Cases in accordance with the Plan. The releases, exculpations and injunctions are being given in return for the consideration that the released parties have provided in the Chapter 11 Cases as a whole and that AT&T and SPC have provided pursuant to the AT&T Settlement Agreement and the SPC Settlement Agreement. The releases and injunctions given by the Debtors are justified under Bankruptcy Rule 9019 standards and the Delaware cases regarding releases and injunctions under a chapter 11 plan. Each of the release, exculpation and injunction provisions: (i) falls within the jurisdiction of this Bankruptcy Court under 28 U.S.C. §§ 1334(a), (b) and (d); (ii) is an essential means of implementing the Plan pursuant to Bankruptcy Code § 1123(a)(5); (iii) is an integral element of the transactions incorporated in the Plan; (iv) confers material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors; (v) is important to the overall objectives of the Plan to finally resolve all Claims against certain parties in interest in the Chapter 11 Cases; and (vi) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code. The failure to approve the release, exculpation and injunction provisions of the Plan would impair the Debtors’ ability to confirm the Plan.

CC.                             Good Faith Settlements. Pursuant to Bankruptcy Rule 9019, the provisions of the Plan, including the AT&T Settlement Agreement, the SPC Settlement Agreement and the Entech Benefit Restoration Plan Settlement Agreement constitute good faith compromises and settlements of all Lien Claims and related disputes pursuant to the AT&T Settlement Agreement and SPC Settlement Agreement and all Claims of the Entech Benefit Restoration Plan Participants pursuant to the Entech Benefit Restoration Plan Settlement Agreement.

DD.         Specific Findings of Fact and Conclusions of Law
with Respect to the AT&T Settlement Agreement.

(1)                                  The Bankruptcy Court has jurisdiction under 28 U.S.C § 1334(b) to authorize and approve the Comprehensive Sale, Interpleader and Settlement Agreement by and among AT&T Corp. and the Debtors dated July 12, 2004 (the “AT&T Settlement Agreement”),(4) including the settlement of the Lien Actions and the Delaware Adversary Proceeding through the Special Lien Escrow Fund. The Purchased Assets will be transferred to AT&T (or its Designee(s)) pursuant to sections 363 and 365 of the Bankruptcy Code. The Liabilities and Liens of the Debtors’ Creditors against AT&T and certain AT&T assets arising from, related to, or connected with the Fiber Optic Agreement and the System (the “AT&T NexGen Assets”) are “related to” the Debtors’ bankruptcy cases within the meaning of 28 U.S.C. § 1334(b) under the facts and unusual circumstances of this case, since the Debtors and AT&T collectively and jointly need to comprehensively resolve the numerous disputed, unliquidated and contingent unallocated blanket Mechanics’ Liens that have been asserted or are otherwise assertable against both the Debtors’ assets and the AT&T NexGen Assets, particularly where there is an identity of interest between the Debtors and AT&T arising from AT&T’s contractual indemnity and breach of contract claims against the Debtors related to such Mechanics’ Liens. Consequently, the Mechanics’ Lien Claims have a direct and substantial impact on, and have a conceivable effect on, the Debtors’ Estates;

(2)                                  The approval of the AT&T Settlement Agreement is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (B), (K), (L), (M), (N) and (O) since it concerns the administration of the Debtors’ Estates, determination of the validity, amount, extent,

(4)  Capitalized terms in section DD and in section 32 of this Order, not otherwise defined herein, have the meaning ascribed to such terms in the AT&T Settlement Agreement or the Debtors’ Plan.

and priority of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors arising from, related to, or connected with the Debtors’ assets and AT&T NexGen Assets, sale of the Purchased Assets free and clear of Liens (other than Permitted Encumbrances) and Liabilities, liquidation and distributions of the Debtors’ Estate assets and adjustment of the relationship between the Debtors and its Creditors, including the settlement and resolution of AT&T’s secured and unsecured Proofs of Claim asserted in the aggregate amount of approximately One Hundred Twenty-Two Million Dollars ($122,000,000);

(3)                                  Absent the proposed sale and negotiated resolution of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors against AT&T and AT&T NexGen Assets arising from, related to, or connected with the Fiber Optic Agreement and the System in accordance with the AT&T Settlement Agreement, AT&T would continue to hold and have the right to seek treatment and distributions on account of AT&T’s secured and unsecured timely-filed Proofs of Claim asserted against the Debtors’ estates in an amount in excess of One Hundred Twenty-Two Million Dollars ($122,000,000), including but not limited to, assertion of AT&T’s breach of contract and indemnification claims arising out of the Debtors’ failure to complete construction of the AT&T NexGen fiber optic network and to satisfy over Thirty Million Dollars ($30,000,000) in asserted Mechanics’ Lien Claims;

(4)                                  Absent the proposed sale and negotiated resolution of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors against AT&T and AT&T NexGen Assets arising from, related to, or connected with the Fiber Optic Agreement, Parent Guaranty and the System in accordance with the AT&T Settlement Agreement, property of the Debtors’ Estates will be directly and indirectly materially adversely affected and are inextricably intertwined with the AT&T NexGen Assets since: (i) there are in excess of one hundred fifty (150) disputed, unliquidated and contingent Mechanics’ Lien Claims asserted against the Debtors’ NexGen Assets and AT&T’s NexGen Assets in approximately one dozen states throughout the Western and Midwestern United States in excess of Thirty Million Dollars ($30,000,000); (ii) all of these Mechanics’ Lien Claims have been asserted as unallocated blanket liens upon certain of the Debtors’ NexGen Assets and certain AT&T’s NexGen Assets, and therefore, the litigation, enforcement or settlement of such claims necessarily requires that there be both a determination of the validity, amount and extent of the Mechanics’ Lien Claims, and a proper allocation of any valid Mechanics’ Lien Claims as between the Debtors’ NexGen Assets and AT&T’s NexGen Assets; and (iii) the Mechanics’ Lien Claims create a cloud on title and give rise to AT&T’s contractual indemnity claims against the Debtors;

(5)                                  Absent the proposed sale and negotiated resolution of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors against AT&T and AT&T NexGen Assets arising from, related to, or connected with the Fiber Optic Agreement, Parent Guaranty and the System in accordance with the AT&T Settlement Agreement, AT&T would not agree to provide the proposed substantial cash and other contributions to the Debtors’ Estates and Creditors in the form of, without limitation, the Twenty Million Dollars ($20,000,000) AT&T Special Lien Escrow Amount and the credit-bid, releases, transfers and assignment of AT&T’s Proofs of Claim asserted in the approximate aggregate amount of One Hundred Twenty-Two Million Dollars ($122,000,000), which collectively provide immediately available funding for cash distributions to all of the Construction Subcontractors holding valid Mechanics’ Lien Claims, and to the extent of any excess, cash distributions to the Debtors’ Estates and other Creditors, and moreover, waive AT&T’s right to seek a substantial distribution from the Estates’ other assets on account of AT&T’s General Unsecured Claim;

(6)                                  AT&T has acted in good faith within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby;

(7)                                  The AT&T Settlement Agreement and each Transaction Document were negotiated, proposed and entered into by the Parties without collusion, in good faith and from arm’s length bargaining positions;

(8)                                  Sections 363 and 1123(a)(5) and (b) of the Bankruptcy Code authorize the sale of the Purchased Assets to AT&T (or AT&T’s Designee(s)) free and clear of all Liens (other than Permitted Encumbrances) and Liabilities since the cash, credit-bid and other consideration AT&T proposes to pay for the Purchased Assets is fair and reasonable, provides adequate means for the implementation of the Debtors’ Plan, and the Debtors have satisfied one or more of the disjunctive requirements of 11 U.S.C. § 363(f): (i) applicable non-bankruptcy law permits the sale of such property free and clear; (ii) such entity consents; (iii) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; (iv) the Liens and Liabilities asserted or assertable by the Debtors’ Creditors against the Purchased Assets are in bona fide dispute; or (v) the holders of Liens or Liabilities asserted or assertable by the Debtors’ Creditors against the Purchased Assets could be compelled, in a legal or equitable proceeding, to accept a money satisfaction for their interests;

(9)                                  In light of the nature of the adjacent physical construction and the multiple filings of unallocated disputed, unliquidated and contingent blanket Mechanics’ Lien Claims asserted with respect to both the Debtors’ NexGen Assets and the AT&T NexGen Assets in numerous states in the Western and Midwestern United States, the Liens and Liabilities

asserted against the AT&T NexGen Assets are determined to be inextricably intertwined with the Liens and Liabilities asserted against the Debtors’ NexGen Assets that are a substantial part of the Purchased Assets. Absent the proposed sale and negotiated resolution pursuant to the AT&T Settlement Agreement, the Lien Actions asserted or assertable against AT&T and the AT&T NexGen Assets necessarily would interfere with and impede the sale of the Purchased Assets free and clear of interests under section 363;

(10)                            In addition to sections 105 and 1123(b)(6) of the Bankruptcy Code, 28 U.S.C. § 1335 and Bankruptcy Rule 7022 authorize this action in the nature of an interpleader and related injunctive relief provided herein in favor of AT&T. The Special Lien Escrow Fund exceeds $500; at least two of the holders of Mechanics’ Lien Claims with claims against the Special Lien Escrow Fund are of diverse citizenry; the Special Lien Escrow Fund will be deposited with the Bankruptcy Court (or deposited in escrow subject to the Bankruptcy Court’s jurisdiction); the Special Lien Escrow Funds, credit-bid, releases and other consideration represent fair and reasonable consideration for the satisfaction of valid Liabilities and Liens of the Debtors’ Creditors arising from, related to, or connected with the AT&T NexGen Assets; AT&T holds no claims against the Special Lien Escrow Fund; the Liabilities and Liens of the Debtors’ Creditors arising from, related to, or connected with the AT&T NexGen Assets arise out of the same subject matter; Debtors’ Creditors not holding claims arising out of, relating to, or connected with the AT&T NexGen Assets are not parties to any distribution of the Special Lien Escrow Fund; and the claims of the Debtors’ Creditors arising from, related to, or connected with the AT&T NexGen Assets are adverse and mutually exclusive;

(11)                            In conjunction with section 363 of the Bankruptcy Code, the interpleader authorities, and Bankruptcy Rule 9019, sections 105 and 1123(b)(6) of the

Bankruptcy Code authorize the injunctive relief provided herein in favor of AT&T. Such injunctive relief is necessary and appropriate to carry out the terms of the AT&T Settlement Agreement in light of the unusual circumstances arising from the complex Mechanics’ Lien litigation asserting tens of millions of dollars of disputed, unliquidated and contingent unallocated blanket liens in multiple states against the Debtors’ NexGen Assets and AT&T’s NexGen Assets, and the further unity of interest between the Debtors and AT&T as a result of AT&T’s contractual indemnity claims;

(12)                            The injunctive relief provided herein in favor of AT&T is necessary to the reorganization (including liquidation under chapter 11) of the Debtors and is commensurate with the substantial contributions to be made by AT&T toward the reorganization (including liquidation under chapter 11) of the Debtors’ Estates, and is a product of arm’s-length and good faith negotiations between AT&T, the Debtors and their Estates and the Committee and is not inconsistent with the applicable provisions of title 11;

(13)                            Under the AT&T Settlement Agreement, all of the affected Creditors (i.e., the Construction Subcontractors holding valid Mechanics’ Lien Claims arising from, related to, or connected with the AT&T NexGen Assets) will receive substantial payments from the Special Lien Escrow Fund;

(14)                            AT&T is not acquiring or assuming any of Debtors’ or any other Liabilities except as expressly and specifically provided in the AT&T Settlement Agreement;

(15)                            AT&T or its Designee(s) has provided adequate assurance of future performance relative to the Assumed Contracts;

(16)                            Proper and adequate notice (including constructive notice to Creditors and parties in interest by publication) of the AT&T Settlement Agreement and related

Settlement, including but not limited to the proposed sale of the Purchased Assets and proposed assumption and assignment of executory contracts and unexpired leases that are the subject of the AT&T Settlement Agreement were provided to all Creditors and parties in interest (including counterparties to executory contracts and unexpired leases assumed and assigned) in accordance with Legal Requirements; and

(17)                            The parties to the AT&T Settlement Agreement intend to substantially consummate the transactions contained herein immediately upon approval by the Bankruptcy Court. The transactions contained herein are complex, involve tens of millions of dollars, and are the product of lengthy arms’-length and good faith negotiations among AT&T, the Debtors, the Committee and certain Construction Subcontractors, and in the absence of a stay, AT&T, the Debtors, certain Construction Subcontractors and other parties in interest will be consummating the settlement transactions, making and receiving payments, providing releases and entering into subsequent transactions related to the AT&T NexGen System in reliance on the finality of this Confirmation Order;

EE.          Findings of Fact and Conclusions of Law
with Respect to the SPC Settlement Agreement.

(1)                                  The Bankruptcy Court has jurisdiction under 28 U.S.C. § 1334(b) to authorize and approve the Settlement Agreement by and among AT&T Corp., Sierra Pacific Communications, Touch America, Inc., Sierra Touch America LLC and the Other Subsidiaries of Touch America Holdings, Inc. that are signatories thereto, dated July 28, 2004 (the “SPC Settlement Agreement”),(5) including the settlement of the Lien Actions and the Delaware Adversary Proceeding through the Special Lien Escrow Fund as well as any and all claims or

(5)  Terms capitalized in section EE and section 34, not otherwise defined herein, shall have the meaning ascribed to them in the SPC Settlement Agreement and the Plan.

causes of action the Debtors may hold against SPC and its affiliates arising in connection with the System, including, but not limited to, Sierra Touch America LLC. The SPC Link 22 Assets will be transferred to STA pursuant to sections 363 and 365 of the Bankruptcy Code. The Liabilities and Liens of the Debtors’ Creditors against SPC and its assets (the “SPC Assets”), including but not limited to, the SPC Acquired Assets, the SPC/Qwest Duct and the SPC Retained IRU Fibers, are “related to” the Debtors’ bankruptcy cases within the meaning of 28 U.S.C. § 1334(b) under the facts and unusual circumstances of this case, since the Debtors and SPC collectively and jointly need to comprehensively resolve the numerous disputed, unliquidated and contingent unallocated blanket Mechanics’ Liens that have been asserted or are otherwise assertable against both the Debtors’ assets and the SPC Assets, particularly where there is an identity of interest between the Debtors and SPC arising from the claims and disputes between the Debtors and SPC related to such Mechanics’ Liens, the SPC Link 22 Assets and the SPC Assets. Consequently, the Mechanics’ Lien Claims have a direct and substantial impact on, and have a conceivable effect on, the Debtors’ Estates;

(2)                                  The approval of the SPC Settlement Agreement is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (B), (K), (L), (M), (N) and (O) since it concerns the administration of the Debtors’ Estates, determination of the validity, amount, extent, and priority of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors arising from, related to, or connected with the Debtors’ assets, the SPC Link 22 Assets and the SPC Assets, sale of the SPC Link 22 Assets free and clear of Liens (other than Permitted Encumbrances) and Liabilities, liquidation and distributions of the Debtors’ Estate assets and adjustment of the relationship between the Debtors and their Creditors, including the settlement and resolution of SPC’s Proofs of Claim;

(3)           Absent the proposed sale and negotiated resolution of the Liabilities and Liens (other than Permitted Encumbrances) of the Debtors' Creditors against SPC and the SPC Assets arising from, related to, or connected with the SPC Link 22 Assets and the SPC Assets in accordance with the SPC Settlement Agreement (the "Proposed Resolution"), including but not limited to, the release of any interest the Debtors or its Creditors may have in the SPC Assets and/or the reconveyance of the SPC Assets to the Debtors, the Debtors would not be able to complete construction nor realize any meaningful recovery on its rights, if any, in the System, and litigation to determine such rights would consume valuable resources including time;

(4)                                  Absent the Proposed Resolution, property of the Debtors’ Estates will be directly and indirectly materially adversely affected and are inextricably intertwined with the SPC Assets since; (i) there are in excess of forty (40) disputed, unliquidated and contingent Mechanics’ Lien Claims asserted against the SPC Link 22 Assets and the SPC Assets in several states throughout the Western United States in excess of Thirty Million Dollars ($30,000,000); (ii) all of these Mechanics’ Lien Claims have been asserted as unallocated blanket liens upon the SPC Link 22 Assets and the SPC Assets, and therefore, the litigation, enforcement or settlement of such claims necessarily requires that there be both a determination of the validity, amount and extent of the Mechanics’ Lien Claims, and a proper allocation of any valid Mechanics’ Lien Claims as between the SPC Link 22 Assets and the SPC Assets; and (iii) the Mechanics’ Lien Claims create a cloud on title and give rise to claims against the Debtors by SPC;

(5)                                  Absent the Proposed Resolution, SPC would not agree to provide the proposed substantial cash and other contributions to the Debtors’ Estates and Creditors in the form of, without limitation, more than Ten Million Dollars ($10,000,000) Special Lien Escrow

Amount the direct payments to Mastec and Bayport of two million two hundred seventy-five thousand dollars ($2,275,000), the releases, transfers and other consideration, which collectively provide immediately available funding for cash distributions to all of the Construction Subcontractors holding valid Mechanics’ Lien Claims, and to the extent of any excess, cash distributions to the Debtors’ Estates and other Creditors, and moreover, waive SPC’s right to seek a substantial distribution from the Estates’ other assets on account of SPC’s Proofs of Claim;

(6)                                  SPC has acted in good faith with the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby;

(7)                                  The SPC Settlement Agreement and each Transaction Document were negotiated, proposed and entered into by the Parties without collusion, in good faith and from arm’s length bargaining positions;

(8)                                  Sections 363 and 1123(a)(5) and (b) of the Bankruptcy Code authorizes the sale of the SPC Link 22 Assets to STA and the SPC Assets to SPC free and clear of all Liens (other than Permitted Encumbrances) and Liabilities since the consideration for such assets is fair and reasonable, provides adequate means for the implementation of the Debtors’ Plan, and the Debtors have satisfied one or more of the disjunctive requirements of section 363(f) of the Bankruptcy Code because, among other things, good faith arguments exist that such assets are property of the Debtors’ Estates in connection with the relationships and disputes between the Debtors and SPC that are being settled under the Proposed Resolution: (i) applicable non-bankruptcy law permits the sale of such property free and clear; (ii) such entity consents; (iii) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; (iv) the Liens and Liabilities asserted or assertable by the Debtors’ Creditors against the assets are in bona fide dispute; or (v) the holders of Liens or

Liabilities asserted or assertable by the Debtors’ Creditors against the assets could be compelled, in a legal or equitable proceeding, to accept a money satisfaction for their interests;

(9)                                  In light of the nature of the adjacent physical construction and the multiple filings of unallocated disputed, unliquidated and contingent blanket Mechanics’ Lien Claims asserted with respect to both the SPC Link 22 Assets and the SPC Assets in several states in the Western United States, the Liens and Liabilities asserted against the SPC Assets are determined to be inextricably intertwined with the Liens and Liabilities asserted against the SPC Link 22 Assets. Absent the proposed sale and negotiated resolution pursuant to the SPC Settlement Agreement, the Lien Actions asserted or assertable against SPC and the SPC Link 22 Assets necessarily would interfere with and impede the sale of the SPC Link 22 Assets and the SPC Assets free and clear of interests under section 363;

(10)                            In addition to sections 105 and 1123(b)(6) of the Bankruptcy Code, 28 U.S.C. § 1335 and Bankruptcy Rule 7022 authorize this action in the nature of an interpleader and related injunctive relief provided herein in favor of SPC. The Special Lien Escrow Fund exceeds $500; at least two of the Holders of Mechanics’ Lien Claims with claims against the Special Lien Escrow Fund are of diverse citizenry; the Special Lien Escrow Fund will be deposited with the Bankruptcy Court (or deposited in escrow subject to the Bankruptcy Court’s jurisdiction); the Special Lien Escrow Funds, releases and other consideration represent fair and reasonable consideration for the satisfaction of valid Liabilities and Liens of the Debtors’ Creditors arising from, related to, or connected with the SPC Assets; SPC holds no claims against the Special Lien Escrow Fund; the Liabilities and Liens of the Debtors’ Creditors arising from, related to, or connected with the SPC Assets arise out of the same subject matter; Debtors’ Creditors not holding claims arising out of, relating to, or connected with the SPC Assets are not parties to any distribution of the Special Lien Escrow Fund; and the claims of the Debtors’ Creditors arising from, related to, or connected with the SPC Assets are adverse and mutually exclusive;

(11)                            In conjunction with section 363 of the Bankruptcy Code, the interpleader authorities, and Bankruptcy Rule 9019, sections 105 and 1123(b)(6) of the Bankruptcy Code authorize the injunctive relief provided herein in favor of SPC and its affiliates. Such injunctive relief is necessary and appropriate to carry out the terms of the SPC Settlement Agreement in light of the unusual circumstances arising from the complex Mechanics’ Lien litigation asserting tens of millions of dollars of disputed, unliquidated and contingent unallocated blanket liens in multiple states against the SPC Link 22 Assets and the SPC Assets, and the further unity of interest between the Debtors and SPC in connection with their underlying disputes and claims;

(12)                            The injunctive relief provided herein in favor of SPC and its affiliates is necessary to the reorganization (including liquidation under chapter 11) of the Debtors and is commensurate with the substantial contributions to be made by SPC toward the reorganization (including liquidation under chapter 11) of the Debtors’ Estates, and is a product of arm’s-length and good faith negotiations between AT&T, SPC, the Debtors and their Estates and the Committee and is not inconsistent with the applicable provisions of title 11;

(13)                            Under the SPC Settlement Agreement, all of the affected Creditors (i.e., the Construction Subcontractors holding valid Mechanics’ Lien Claims arising from, related to, or connected with the SPC Assets) will receive substantial payments from the Special Lien Escrow Fund;

(14)                            SPC is not acquiring or assuming any of Debtors’ or any other Liabilities except as expressly and specifically provided in the SPC Settlement Agreement;

(15)                            The Debtors have provided adequate assurance of future performance relative to the Assumed Contracts;

(16)                            Proper and adequate notice (including constructive notice to Creditors and parties in interest by publication) of the SPC Settlement Agreement and related settlement, including but not limited to the proposed sale of the SPC Link 22 Assets and the SPC Assets and proposed assumption and assignment of executory contracts and unexpired leases that are the subject of the SPC Settlement Agreement were provided to all Creditors and parties in interest (including counterparties to executory contracts and unexpired leases assumed and assigned) in accordance with applicable law; and

(17)                            The parties to the SPC Settlement Agreement intend to substantially consummate the transactions contained herein immediately upon approval by the Bankruptcy Court. The transactions contained herein are complex, involve tens of millions of dollars, and are the product of lengthy arms’-length and good faith negotiations among AT&T, SPC, the Debtors, the Committee and certain Construction Subcontractors, and in the absence of a stay, AT&T, SPC, the Debtors, certain Construction Subcontractors and other parties in interest will be consummating the settlement transactions, making and receiving payments, providing releases and entering into subsequent transactions related to the System in reliance on the finality of this Confirmation Order.

FF.                               No Further Action. No further action of this Court or the respective directors or shareholders of the Debtors will be required to authorize the Debtors to enter into,

execute and deliver, or adopt, as the case may be, the documents necessary to implement the provisions of the Plan.

GG.                             Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

HH.                           Likelihood of Satisfaction of Conditions Precedent to Effectiveness. Each of the conditions precedent to the Effective Date, as set forth in Article IX of the Plan, has been satisfied or waived in accordance with the provisions of the Plan, or is reasonably likely to be satisfied.

II.                                     Assignment of Committee’s Pending Actions and Derivative Claims. The Committee has been authorized by the Court to pursue claims on behalf of creditors and/or the estates against former directors, officers, financial advisors and legal advisors of the Debtors and the Debtors’ present and former affiliates and predecessors and has initiated an adversary proceeding pertaining to such claims. The Plan Trust takes by assignment all of the Committee’s claims, whether derivative or direct, and shall pursue such claims in place of the Committee.

JJ.                                   Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.                                       Technical Amendments. The modifications and clarifications to the Plan set forth herein and in the Plan Modification filed on September 27, 2004, meet the requirements of sections 1127(a) and (c) of the Bankruptcy Code, and such modifications and clarifications do not adversely change the treatment of the Claim of any Creditor or Equity Interest of any Holder

thereof within the meaning of Bankruptcy Rule 3019, and no further disclosure, solicitation or voting is required.

2.                                       Confirmation. The Plan is approved and confirmed under section 1129 of the Bankruptcy Code. Each provision of the Plan is hereby approved and incorporated by reference into this Confirmation Order. The terms of the Plan Supplement and all exhibits to the Plan, are incorporated by reference into and are an integral part of the Plan and this Confirmation Order and the transactions contemplated thereby are approved.

3.                                       Objections. All Objections that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits or resolved as (i) provided in this Confirmation Order, (ii) set forth below or placed on the record at the Confirmation Hearing or (iii) set forth in a stipulation presented to and approved by the Court at the Confirmation Hearing. To the extent that any agreement is attached hereto in connection with such resolutions, the agreement is hereby approved and the Debtors are authorized to execute and implement the terms thereof.

4.                                       Plan Supplement; Other Plan Documents. The documents contained in the Plan Supplement and any other Plan exhibits (including, without limitation, the AT&T Settlement Agreement, the SPC Settlement Agreement, the Entech Benefit Restoration Plan Settlement Agreement and the Plan Trust Agreement and any amendments, modifications, and supplements thereto, all documents and agreements related thereto or relating to consummation and implementation of the Plan and any other documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein) (collectively, the “Plan Documents”), and the execution, delivery and performance thereof by the Debtors are authorized and approved.

Without need for further order or authorization of the Bankruptcy Court, the Debtors or the Plan Trustee, as applicable, are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement or to any other Plan Documents that do not materially modify the terms of such documents and are consistent with the Plan.

5.                                       Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ Creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes and (c) shall not be binding on the Debtors or the Plan Trustee.

6.                                       Binding Effect. Pursuant to section 1141 of the Bankruptcy Code, the Plan and its provisions shall be binding upon the Debtors, the Plan Trustee, the Plan Trust, any entity acquiring or receiving property as a distribution under the Plan and any Holder of a Claim against or Equity Interest in the Debtors, including all governmental entities, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder or entity has accepted the Plan.

7.                                       Transmittal of Materials. Transmittal and service of the Disclosure Statement, the Plan, the Plan Supplement, the Ballots, the Solicitation Order, the Confirmation Hearing Notice and the Schedule of Assumed Leases and Executory Contracts under the AT&T Settlement Agreement, as set forth in the appropriate declarations and affidavits, are approved as proper notice. The publication of the Confirmation Hearing Notice also is approved as proper notice.

8.                                       Vesting of Assets (11 U.S.C. § 1l41(b), (c)). Pursuant to and in accordance with Article V of the Plan and the Plan Trust Agreement, except as otherwise provided in this Confirmation Order, the Plan, the AT&T Settlement Agreement, the SPC Settlement Agreement and the Entech Benefit Restoration Plan Settlement Agreement, on the Effective Date, all property of the Debtors’ Estates, to the full extent of section 541 of the Bankruptcy Code, and any and all Remaining Assets of the Debtors of every kind and nature, including all Cash assets identified in Article I and all Causes of Action (collectively, the Transferred Assets”) shall be transferred to and vest in the Plan Trust, and the Debtors shall have no right, title, interest or claim with respect to any such Transferred Assets as of the Effective Date. The Debtors shall cooperate with the Plan Trustee to effectuate an orderly transfer of the Transferred Assets.

9.                                       Release of Liens. Unless otherwise provided herein, Liens related to Lien Claims against the Debtors, the NexGen Assets or the SPC Assets shall be deemed released of record, with Liens to attach to any proceeds provided for in the Plan. The Debtors, the Plan Trustee, AT&T and/or SPC shall be entitled to record this Order, or a memorandum thereof, as evidence of the release of such Liens. In addition, not later than thirty (30) days after the Effective Date, any Holder of a Lien Claim against the Debtors, the NexGen Assets or the SPC Assets shall file the appropriate papers in the appropriate jurisdictions to ensure that such Liens related to such Lien Claims are cancelled, satisfied and released of record (the “Lien Releases”) and shall deliver file-stamped copies of such Lien Releases to counsel for AT&T and/or SPC, as the case may be. The recordation and delivery of the file-stamped copies of the Lien Releases shall constitute a condition precedent to the Debtors’ and/or Plan Trustee’s authority to make any distribution to such Holder of a Lien Claim from the Special Lien Escrow Fund established under the AT&T Settlement Agreement. To the extent such Liens are not released by any Holder of a Lien Claim within sixty (60) days of the entry of this Confirmation Order, AT&T and/or SPC, as the case may be, shall be authorized as attorney-in-fact pursuant to this Confirmation Order to file releases of such Lien Claims on behalf of the Holders of such Lien Claims.

10.                                 Rejection of Executory Contracts and Unexpired Leases. Except as otherwise expressly provided herein, including in paragraph 33 (b) hereof, all of the Debtors’ executory contracts and unexpired leases (whether or not previously listed by the Debtors in their respective Schedule G), shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed, assumed and assigned or rejected pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order (including the Assumed Contracts pursuant to the AT&T Settlement Agreement), (b) as to which a motion for approval of the assumption and assignment of such contract or lease has been filed and served prior to the Confirmation Date and ultimately becomes a Final Order authorizing such assumption and assignment, (c) that is an Excluded Agreement pursuant to the AT&T Settlement Agreement, as of the Effective Date (which Excluded Agreements shall be deemed rejected as of the Effective Date) or (d) that is an Undesignated Agreement, pursuant to the AT&T Settlement Agreement as of the Effective Date (which Undesignated Agreements shall be deemed included in the Remaining Assets transferred to the Plan Trust on the Effective Date); provided, however, that (x) any Undesignated Agreements that are identified on the Debtors’ Disclosure Schedules attached to the AT&T

Settlement Agreement and that have not been designated by AT&T to be assumed and assigned to AT&T on or before forty-five (45) days following the Effective Date shall be deemed rejected as of the forty-sixth (46) day following the Effective Date, and (y) any Undesignated Agreements that were not identified on the Debtors’ Disclosure Schedules attached to the AT&T Settlement Agreement and that have not been designated by AT&T to be assumed and assigned to AT&T on or before the later of forty-five (45) days following the Effective Date and the date that is forty-five (45) days after Debtors have provided a copy of such previously unidentified Undesignated Agreement to AT&T (but no later than ninety (90) days following the Effective Date), shall be deemed rejected as of the ninety-first (91st) day following the Effective Date. The non-Debtor parties to the Undesignated Agreements that are rejected in accordance with this provision shall be entitled to file a proof of claim for any damages arising from such rejection no later than thirty (30) days after notice of rejection with Bankruptcy Management Corporation as set forth below. Entities that are parties to an executory contract or unexpired lease that is being rejected pursuant to the Plan shall be entitled to file a proof of claim for any damages arising from such rejection by no later than thirty (30) days after the Effective Date with Bankruptcy Management Corporation, 1330 East Franklin Avenue, El Segundo, California 90245, Attn: Touch America Balloting Center. An entity that is a party to an executory contract or unexpired lease that is either (a) the subject of a motion to reject that has been filed and served prior to the Confirmation Date and that is ultimately approved by a Final Order of the Bankruptcy Court, or (b) the subject of a motion to assume and assign that ultimately is denied by Final Order of the Bankruptcy Court shall be entitled to file a proof of claim for alleged damages by no later than thirty (30) days after the later of (i) the date of entry of an order by the Bankruptcy Court approving such rejection or denying such assumption or assumption and assignment (except as otherwise may be required as set forth in such order), and (ii) the Effective Date. Notwithstanding anything else to the contrary herein or in the Plan, the opportunity afforded any entity whose executory contract or unexpired lease is rejected pursuant to the Plan or otherwise to file a proof of claim on or before such date as prescribed herein shall in no way apply to entities that may assert a claim on account of an executory contract or unexpired lease that was previously rejected by the Debtors for which a prior bar date was established. Any entity that has a claim for damages as a result of the rejection of an executory contract or unexpired lease that does not timely file a proof of claim in accordance with the terms and provisions of the Plan and this Confirmation Order shall be forever barred from asserting that claim against any of the Debtors, property of the Estates or the Plan Trust or property of the Plan Trust.

11.                                 Releases and Exculpation. The releases and exculpation provisions set forth in Article XI of the Plan are appropriate and are hereby approved in their entirety.

12.                                 Injunction Related to Exculpation. This Confirmation Order shall permanently enjoin, and it does hereby so enjoin as of the Effective Date, the commencement or prosecution by any entity, whether directly or indirectly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including, but not limited to, the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Article XI of the Plan.

13.                                 Injunction Related to Releases. Each Holder of a Claim that votes for the Plan shall be permanently enjoined, and is hereby so enjoined, as of the Effective Date, from commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind, asserting any setoff, right of subrogation, contribution, indemnification or recoupment of any kind, directly or indirectly, or proceeding in any manner in any place inconsistent with the releases granted to Michael Meldahl and Liza Dennehy pursuant to the Plan.

14.                                 Injunction. Except as otherwise provided in the Plan, all entities that have held, hold or may hold Claims against or Equity Interests in the Debtors are, as of the Effective Date, permanently enjoined from taking any actions against any of the Debtors or the Plan Trust or any of their respective property on account of such Claims or Equity Interests, including, but not limited to, (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors or the Plan Trust, except if such right of setoff or subrogation was previously asserted in a timely filed proof of claim or motion pending before the Court prior to the Confirmation Date; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such entities from exercising their rights pursuant to and consistent with the terms of the Plan and this Confirmation Order.

15.                                 Substantive Consolidation. The Debtors’ Estates shall be substantively consolidated for all purposes as provided in Article V of the Plan as of the Effective Date. The assets and liabilities of the Debtors shall be merged, and all Claims shall be satisfied from the assets of a single consolidated Estate. Any Claims against one or more of the Debtors shall be treated as a single Claim against the consolidated Estates of the Debtors and shall be entitled to distributions under the Plan only with respect to such single Claim. All transfers, disbursements and distributions made by any Debtor shall be deemed to be made by all of the Debtors. Any Claim held by one Debtor against any other Debtor shall be extinguished on the Effective Date, and no distribution will be made with respect to such Claims under the Plan.

16.                                 General Authorizations. The Debtors or the Plan Trustee, as applicable, is authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Plan Documents. The Debtors or the Plan Trustee and their respective agents and attorneys are authorized and empowered to issue, execute, deliver, file, or record any agreement, document or security, including, without limitation, the documents contained in the Plan Supplement and any other Plan Documents, as modified, amended and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate and consummate the Plan, including the Plan Supplement and all Plan Documents, in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan, the Plan Supplement or any other Plan Document, without further order of the Court.

17.                                 Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of, and any other acts referred to in or contemplated by, the Plan, the Plan Supplement and any other Plan Documents.

18.                                 Dissolution of the Committee. On the Effective Date, the Committee shall (a) be dissolved except for such actions as are necessary to prepare, file and defend applications for payment of Professional fees and expenses in accordance with the provisions of the Plan and this Confirmation Order, and (b) the Committee shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

19.                                 Exemption from Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the transfer or assignment of the Debtors’ Remaining Assets to the Plan Trust or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, but not limited to, settlement agreements, assumption agreements and any transfers contemplated in the AT&T Settlement Agreement and the SPC Settlement Agreement, shall not be subject to any stamp tax or other similar tax or any tax held to be a stamp tax or other similar tax by applicable law.

20.                                 Administrative Expense Claims Bar Date. Except for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors, (ii) Claims of Professionals, and (iii) Postpetition Tax Claims (all of which are provided for below), requests for payment of Administrative Claims incurred on or prior to the Confirmation Date must be Filed and served on counsel for the Plan Trustee no later than (x) forty-five (45) days after the Confirmation Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 45-day period. Holders of Administrative Claims (including, without limitation, Professionals and the Holders of Postpetition Tax Claims) that are required to file a request for payment of such Claims and do not file such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, their Estates, the Plan Trustee or the Plan Trust.

21.                                 Cure Claims. Any cure Claim arising from the assumption and assignment of an executory contract or lease pursuant to an Order of the Bankruptcy Court entered prior to, or in connection with the Confirmation Order or the AT&T Settlement

Agreement, to the extent not subject to an objection or agreement between the Debtors, AT&T and the non-debtor party to such contract, is hereby deemed to be fully satisfied by payment of the amount set forth in the applicable cure notice relating to such contract. The Notice Agent appointed in these cases is hereby directed to adjust the official claims register in these cases to reflect such cure amount and to indicate that such Claims have been satisfied upon payment of the cure amount as provided herein. Any objections that are pending as of the date hereof will be resolved by separate order.

22.                                 Final Fee Applications. Pursuant to Article 11 of the Plan, all Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to any of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, inter alia, any compensation requested by any professional or any other Person for making a substantial contribution in the Chapter 11 Cases) shall file and serve on counsel to the Plan Trustee an application for final allowance of compensation and reimbursement of expenses no later than (i) forty-five (45) days after the Confirmation Date, or (ii) such later date as the Court shall order upon application made prior to the end of such 45-day period. Objections to applications of Professionals for compensation or reimbursement of expenses must be filed and served on the counsel to the Plan Trustee and the Professionals to whose application the objections are addressed on or before (i) sixty (60) days after such application is filed and served or (ii) such later date as the Court shall order upon application made prior to the end of such 60-day period or upon agreement between the Plan Trustee and the affected Professional. Any Professional fees and reimbursements or expenses incurred by the Plan Trust subsequent to the Effective Date may be paid by the Plan Trust in accordance with the Plan Trust Agreement and the Plan without application to or order of the Court.

23.                                 Satisfaction of Claims and Termination of Equity Interests. All Claims are satisfied and all Equity Interests are extinguished as set forth in Article III of the Plan.

24.                                 Approval of Injunction; Limitations of Liability. The provisions set forth in Article XI of the Plan are hereby approved in their entirety.

25.                                 Preservation of USDA Rights. Notwithstanding any provision to the contrary in the Plan or the Order Confirming Plan, the Debtors and any other third party involved in the sale or transfer of any of the Debtors’ assets shall comply with the terms and conditions set forth in the USDA leases, permits or instruments (collectively, “Instruments”) in accordance with applicable USDA statutes and regulations and any other federal law otherwise applicable to such Instruments. Cure amounts shall be calculated by the USDA, subject to the approval of the Bankruptcy Court, in accordance with the Instruments, USDA statutes and regulations, and any other federal law (including the Bankruptcy Code) otherwise applicable to such Instruments. The Confirmation of the Plan shall not affect any right of recoupment or setoff or any defenses of the United States or any agency thereof arising under applicable federal law or any right of the Debtors and the Plan Trust with respect to any cure amount or any right of recoupment or setoff or any other defense asserted by the United States in these Chapter 11 Cases.

26.                                 Preservation of Rights of Securities Plaintiffs. Nothing in the Plan or this Confirmation Order shall preclude the Class Claimants from pursuing their rights against the Debtors, solely to the extent of available insurance coverage and proceeds. The Class Claimants’ Claims against the Debtors, to the extent such Claims are not derivative claims, and solely to the extent of available insurance, are preserved and unaffected and may be pursued in the United States District Court where the Securities Class Action is pending.

27.                                 Preservation of Rights of ERISA Plaintiffs. Nothing in the Plan or in this Confirmation Order shall preclude the ERISA Plaintiffs from pursuing their rights asserted in the ERISA Action against Touch America Holdings, Inc. solely to the extent of ERISA and/or fiduciary insurance or bond coverage and proceeds. The ERISA Plaintiffs’ Claims asserted in the ERISA Action against Touch America Holdings, Inc., solely to the extent of ERISA and/or fiduciary insurance or bond, and against the other named defendants are preserved and unaffected and may be pursued in the United States District Court where the ERISA Action is pending.

28.                                 Preservation of Rights of Northwestern Corporation. Notwithstanding any provisions of the Plan to the contrary, confirmation of the Plan and the occurrence of the Effective Date thereunder shall not : (i) affect or in any way impede or diminish any rights, if any, that North Western Corporation (“North Western”) or its affiliates may have with respect to certain insurance policies in the name of the Montana Power Company, or other affiliates of the Debtors, as to which North Western asserts certain rights and interests as a result of the purchase of Touch America Holdings, Inc.’s utility assets; (ii) affect any setoff rights that have been asserted previously in a timely filed proof of claim or a motion filed prior to confirmation of the Plan; and (iii) limit or release in any way any Claims of North Western against any former or present directors or officers of the Debtors except for Claims against Michael Meldahl and Liza Dennehy released pursuant to Article XI, section 11.4 of the Plan.

29.                                 Preservation of Rights of Iowa Department of Revenue. Interest shall be paid on account of any Allowed Priority Tax Claim of the Iowa Department of Revenue as permitted by section 1129(a)(9)(C) of the Bankruptcy Code and applicable law. Should the Debtors or the Plan Trustee seek to subordinate any Claim of the Iowa Department of Revenue for any fine, penalty, forfeiture or damages (collectively, “Penalties”) arising with respect to or in connection with its Allowed Priority Tax Claim and such subordination is not approved by the Court, the Court will determine the classification and Allowed amount of such Penalties.

30.                                 Preservation of Rights of Verizon. No provision of the Plan or this Confirmation Order shall be deemed to affect any rights or obligations established by the Stipulation Among the Debtors, the Committee and the Operating Telephone Company Subsidiaries of Verizon Communications Inc. for Assumption and Assignment of Agreements dated October 23, 2003.

31.                                 Preservation of Rights of Texas Taxing Authorities. In addition to the Plan provisions relating to Class 2, which preserve the pre-petition tax liens of the Texas ad valorem tax authorities, any and all Texas ad valorem property tax liens, which attached to the Debtors’ property on January 1, 2004, pursuant to state law, shall hereby be preserved until payment of the taxes for the 2004 tax year, as well as any penalties or interest that may subsequently accrue to such taxes pursuant to the terms of the Plan or other applicable provisions of the Bankruptcy Code. This agreement shall in no way limit the rights otherwise held by the debtors or any Creditor to challenge the priority, validity or extent of any Liens held or Claims asserted by the Texas ad valorem tax authorities.

32.                                 Decrees Relating to the AT&T Settlement Agreement.

(a)                                  The Bankruptcy Court has considered applicable Legal Requirements and considered the factors for approval of a settlement and compromise, a sale of assets outside the ordinary course of business and related relief and accordingly, has determined that the AT&T Settlement Agreement and related transactions are hereby approved and authorized in the best interests of the Debtors, their Estates and their Creditors and are otherwise supported by the sound exercise of the Debtors’ business judgment in accordance with applicable Legal Requirements;

(b)                                 AT&T’s payment of the AT&T Special Lien Escrow Amount shall be deemed to fully satisfy (i) any and all Liabilities and Liens (except Permitted Encumbrances) against AT&T and AT&T NexGen Assets arising from, related to, or connected with the Fiber Optic Agreement and the System and (ii) all Liabilities and Liens (except Permitted Encumbrances) against the Purchased Assets;

(c)                                  Any and all Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors against AT&T and AT&T NexGen Assets arising from, related to, or connected with the Fiber Optic Agreement or the System shall be injunctively channeled away from AT&T and the AT&T NexGen Assets, and such Liens shall be transferred and attach to the Special Lien Escrow Fund Amount as set forth in section 2.1 of the AT&T Settlement Agreement in the same amount, and with the same validity, extent, find priority as any and all such Liens existed prior to the consummation of the sale and other integrated transactions contemplated by the AT&T Settlement Agreement;

(d)                                 Any and all Liabilities and Liens of the Debtors’ Creditors against the Purchased Assets (other than Permitted Encumbrances) shall be and hereby are injunctively channeled away from the Purchased Assets, and such Liens shall be transferred and attach to the Special Lien Escrow Fund Amount as set forth in section 2.1 of the AT&T Settlement Agreement in the same amount, and with the same validity, extent and priority as any and all such Liens existed on such assets prior to the consummation of the sale and other integrated transactions contemplated by the AT&T Settlement Agreement;

(e)                                  AT&T shall be granted a permanent channeling injunction, under sections 105 and 1123(b)(6) of the Bankruptcy Code, in its favor and against all of the Debtors’ Creditors and parties in interest (A) staying any and all existing creditor litigation against AT&T, the AT&T NexGen Assets, and the Purchased Assets related to any and all Liabilities and Liens, including mechanics’ lien or other in rem or in personam claims (other than Permitted Encumbrances), arising from, relating to, or connected with the Fiber Optic Agreement and/or the System, and (B) prohibiting the commencement or continuation of any and all further creditor litigation against AT&T, the AT&T NexGen Assets, and the Purchased Assets related to any and all Liabilities and Liens, including mechanics’ lien or other in rem or in personam claims (other than Permitted Encumbrances), arising from, related to, or connected with, the Fiber Optic Agreement and/or the System;

(f)                                    AT&T and the AT&T NexGen Assets shall be decreed and declared to be free and clear of any and all Liens (other than Permitted Encumbrances) and Liabilities asserted or assertable by the Debtors’ Creditors, and the Purchased Assets (including certain of the Debtors’ executory contracts and unexpired leases designated by AT&T) shall be and hereby are authorized to be sold, transferred and assigned by the Debtors to AT&T (or AT&T’s Designee(s)) under sections 105, 363(b) and (f), and 365(b) and (f), and 1123(a)(5) and (b) of the Bankruptcy Code, free and clear of any and all such Liens (except Permitted Encumbrances) and Liabilities, and any and all such Liens shall upon Closing transfer and attach to the Special Lien Escrow Fund Amount in the same amount, and with the same validity, extent and priority as they existed on any such assets prior to the Closing under the AT&T Settlement Agreement;

(g)                                 All Assumed Contracts shall be assumed by the Debtors and assigned to AT&T, pursuant to sections 363 and 365 of the Bankruptcy Code, as part of an integrated transaction and, as required by the AT&T Settlement Agreement, all breaches and defaults, whether monetary or non-monetary, and any and all actual pecuniary damages shall be deemed cured and AT&T shall only be obligated to pay all Cure Amounts in respect thereof, and the Debtors shall have no obligation to pay, or any Liability for, such Cure Amounts and, thereafter shall have no further Liability under such Assumed Contracts pursuant to section 365(k) of the Bankruptcy Code;

(h)                                 The Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to the AT&T Settlement Agreement, or the breach thereof as provided in section 11.5 thereof;

(i)                                     AT&T or its Designee(s) shall not be considered or determined to be a “successor” to any of the Debtors for purposes of any Liens or Liabilities, and shall not be liable to any Person under any theory or claim of successor liability, and any such successor liability claim asserted against AT&T by any Person is hereby barred, estopped and permanently enjoined;

(j)                                     The AT&T Settlement Agreement and each Transaction Document and the transactions and instruments contemplated thereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Debtors or any chapter 7 or chapter 11 trustee of any Debtor and its Estate (including the Plan Trustee);

(k)                                  The Assumed Contracts constitute lawful, valid and legally binding obligations of the counterparties who are a party thereto, enforceable against such counterparties in accordance with their terms, shall be in full force and effect and constitute the entire agreement by and between the parties thereto, and shall not prohibit competition or restrict the ability of AT&T or any of its Affiliates (or Designee(s)) to engage in any lawful business after Closing;

(l)                                     On the Closing Date, all Liens (other than Permitted Encumbrances) and Liabilities existing as to the Purchased Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and that the conveyance of the Purchased Assets has been effected, and binding upon and govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title debtors, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets;

(m)                               All of Debtors’ conveyances, transfers, sales and/or assignments (collectively “Transfers”) to AT&T (or its Designee(s)) of the Purchased Assets (including the Assumed Contracts) made in connection with the AT&T Settlement Agreement approved by this Confirmation Order shall be fully effective, binding and enforceable when such Transfers are made without the necessity of filing or recording any documents in any jurisdiction and without the necessity of any further action to validate or perfect the Transfers of the Purchased Assets (including the Assumed Contracts), notwithstanding any otherwise applicable non-bankruptcy law to the contrary. AT&T (or its Designee(s)) shall, nevertheless, have the right to file and record documents and other instruments evidencing such Transfers in any appropriate jurisdiction to further evidence the Transfers made by the Debtors to AT&T (or its Designee(s)) in connection with the AT&T Settlement Agreement approved by this Confirmation Order;

(n)                                 To the extent the transactions contemplated by the AT&T Settlement Agreement involve the making or delivering of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, then such transactions shall be free and clear of any and all transfer Tax, stamp Tax or similar Taxes under Bankruptcy Code Section 1146(c);

(o)                                 AT&T shall not be liable for sales or other Taxes relating to the ownership, development, operation, construction, placement, maintenance, upgrade or use of the Purchased Assets and attributable to any period (or portion thereof) ending on or prior to the Closing Date;

(p)                                 The good faith purchaser protections afforded AT&T under section 363(m) of the Bankruptcy Code shall extend, without limitation, to the Purchased Assets, including the assignments of Assumed Contracts, and the related interpleader and injunctive relief provided herein. Such assignments, interpleader and injunctive relief are inextricably intertwined with the sale of the Purchased Assets and are integral and non-severable components of the AT&T Settlement Agreement;

(q)                                 Nothing contained in the Debtors’ chapter 11 Plan, confirmed in these cases, or this Confirmation Order, or in any other order entered in these cases shall conflict with or derogate from the provisions of the AT&T Settlement Agreement or the terms set forth in section 32 of this Confirmation Order.

33.                                 Certain Transfers to and Preservation of
Rights of 360networks (USA) inc.

(a)                                  Upon the closing under the AT&T Settlement Agreement, (i) the Debtors shall be authorized to and shall grant the sub-easements, subleases and assignments in favor of 360networks (USA) inc. (“360”) that, are described in Annex 1 to that certain letter agreement among the Debtors, AT&T and 360 dated September 29, 2004; (ii) such sub-casements, subleases or assignments shall grant 360 substantially the same operational rights in the underlying property as were held by the Debtors immediately prior to the closing under the AT&T Settlement Agreement; and (iii) such sub-easements, subleases and assignments shall subject 360 to substantially the same general obligations as the Debtors were subject to immediately prior to the closing under the AT&T Settlement Agreement.

(b)                                 Except for this paragraph 33 hereof, no provision of the Plan or this Confirmation Order shall be deemed to affect any rights or obligations established by the Orders entered in these cases expressly addressing the rights and obligations of 360.

34.                                 Decrees Relating to the SPC Settlement Agreement.

(a)                                  The Bankruptcy Court has considered applicable law and considered the factors for approval of a settlement and compromise, a sale of assets outside the ordinary course of business and related relief, and accordingly has determined that the SPC Settlement Agreement and related transactions are hereby approved and authorized in the best interests of the Debtors, their Estates and their Creditors and are otherwise supported by the sound exercise of the Debtors’ business judgment in accordance with applicable law;

(b)                                 SPC’s payment of the Special Lien Escrow Amount shall be deemed to fully satisfy (i) any and all Liabilities and Liens (except Permitted Encumbrances) against SPC, its affiliates and the SPC Assets arising from, related to, or connected with the

System and (ii) all Liabilities and Liens (except Permitted Encumbrances) against the SPC Link 22 Assets and the SPC Assets;

(c)                                  Any and all Liabilities and Liens (other than Permitted Encumbrances) of the Debtors’ Creditors against SPC and the SPC Assets arising from, related to or connected with the System shall be injunctively channeled away from SPC, its affiliates and the SPC Assets, and such Liens shall be transferred and attach to the Special Lien Escrow Fund Amount as set forth in the SPC Settlement Agreement in the same amount, and with the same validity, extent and priority as any and all such Liens existed prior to the consummation of the sale and other integrated transactions contemplated by the SPC Settlement Agreement;

(d)                                 Any and all Liabilities and Liens of the Debtors’ Creditors against the SPC Link 22 Assets (other than Permitted Encumbrances) shall be and hereby are injunctively channeled away from the SPC Link 22 Assets, and such Liens shall be transferred and attach to the Special Lien Escrow Fund Amount as set forth in Section 2.1 of the SPC Settlement Agreement in the same amount, and with the same validity, extent and priority as any and all such Liens existed on such assets prior to the consummation of the sale and other integrated transactions contemplated by the SPC Settlement Agreement;

(e)                                  SPC and its affiliates shall be granted a permanent channeling injunction under sections 105 and 1123(b)(6) of the Bankruptcy Code in its favor and against all of the Debtors’ Creditors and parties in interest (A) staying any and all existing creditor litigation against SPC, its affiliates, the SPC Assets, and the SPC Link 22 Assets related to any and all Liabilities and Liens, including mechanics’ lien or other in rem or in personam claims (other than Permitted Encumbrances), arising from, relating to, or connected with the System, and (B) prohibiting the commencement or continuation of any and all further creditor litigation against

SPC, its affiliates, the SPC Assets and the SPC Link 22 Assets related to any and all Liabilities and Liens, including mechanics’ lien or other in rem or in personam claims (other than Permitted Encumbrances), arising from, related to, or connected with the System; provided, however, and for the avoidance of doubt, that nothing in this paragraph or this Order (including the channeling injunctions) is intended to nor shall it; (a) prejudice, impair or affect any claims, defenses, rights or remedies of either SPC against Qwest or Qwest against SPC in connection with or related to that certain agreement by and between SPC and Qwest dated June 29, 2001, as subsequently amended on September 11, 2002 and June 30, 2003, relating to the SPC/Qwest Duct (the “SPC-Qwest Agreement”), except to the extent that SPC may claim, as a result of this Order, free and clear title to the SPC/Qwest Duct and related collocation rights, rights of way, easements and underlying rights; (b) determine or interpret any rights or obligations of Qwest or SPC with respect to the SPC-Qwest Agreement, including with respect to whether Qwest has any right or obligation to take possession of the SPC/Qwest Duct, except to the extent that SPC may claim, as a result of this Order, free and clear title to the SPC/Qwest Duct and related collocation rights, rights of way, easements and underlying rights; or (c) vest this Court with, or deprive this Court of, jurisdiction over any disputes between SPC and Qwest related to the SPC-Qwest Agreement or the SPC/Qwest Duct, except to the extent that such dispute relates to any Order(s) finding that SPC shall have free and clear title to the SPC/Qwest Duct and related collocation rights, rights of way, easements and underlying rights.

(f)                                    SPC, its affiliates and the SPC Assets shall be decreed and declared to be free and clear of any and all Liens (other than Permitted Encumbrances) and Liabilities asserted or assertable by the Debtors’ Creditors, and the SPC Link 22 Assets (including certain of the Debtors’ executory contracts and unexpired leases designated under the

SPC Settlement Agreement) shall be and hereby are authorized to be sold, transferred and assigned as provided in the SPC Settlement Agreement under sections 105, 363(b) and (f), and 365(b) and (f), and 1123(a)(5) and (b) of the Bankruptcy Code, free and clear of any and all such Liens (except Permitted Encumbrances) and Liabilities, and any and all such Liens shall upon Closing transfer and attach to the Special Lien Escrow Fund Amount in the same amount, and with the same validity, extent and priority as they existed on any such assets prior to the Closing under the SPC Settlement Agreement;

(g)                                 All Assumed Contracts shall be assumed by the Debtors and assigned as they designate pursuant to sections 363 and 365 of the Bankruptcy Code as part of an integrated transaction and all breaches and defaults, whether monetary or non-monetary, and any and all actual pecuniary damages shall be deemed cured and the designees shall only be obligated to pay Cure Amounts in respect thereof, and the Debtors or the Plan Trustee shall have no obligation to pay, or any Liability for, such Cure Amounts and, thereafter shall have no further Liability under such Assumed Contracts pursuant to section 365(k) of the Bankruptcy Code;

(h)                                 The Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to the SPC Settlement Agreement, or the breach thereof as provided therein;

(i)                                     SPC shall not be considered or determined to be a “successor” to any of the Debtors for purposes of any Liens or Liabilities, and shall not be liable to any Person under any theory or claim of successor liability, and any such successor liability claim asserted against SPC by any Person is hereby barred, estopped and permanently enjoined;

(j)                                     The SPC Settlement Agreement and each Transaction Document and the transactions and instruments contemplated thereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Debtors or any Chapter 7 or Chapter 11 trustee of any Company and its Estate (including the Plan Trustee);

(k)                                  The Assumed Contracts constitute lawful, valid and legally binding obligations of the counterparties who are a party thereto, enforceable against such counterparties in accordance with their terms, shall be in full force and effect and constitute the entire agreement by and between the parties thereto, and shall not prohibit competition or restrict the ability of the Debtors’ assignees to engage in any lawful business after Closing;

(1)                                  On the Closing Date, all Liens (other than Permitted Encumbrances) and Liabilities existing as to the Purchased Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and that the conveyance of the SPC Link 22 Assets and the SPC Assets has been effected, and binding upon and govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title debtors, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials and all other persons and entities who may be required by operation of law, the duties of their office or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any such assets;

(m)                               All of Debtors’ conveyances, transfers, sales and/or assignments (collectively “Transfers”) of the SPC Link 22 Assets and the SPC Assets (including the Assumed

Contracts) made in connection with the SPC Settlement Agreement approved by this Confirmation Order shall be fully effective, binding and enforceable when such Transfers are made without the necessity of filing or recording any documents in any jurisdiction and without the necessity of any further action to validate or perfect the Transfers of such assets (including the Assumed Contracts), notwithstanding any otherwise applicable non-bankruptcy law to the contrary. SPC or the Debtors shall, nevertheless, have the right to file and record documents and other instruments evidencing such Transfers in any appropriate jurisdiction to further evidence the Transfers made in connection with the SPC Settlement Agreement approved by this Confirmation Order;

(n)                                 To the extent the transactions contemplated by the SPC Settlement Agreement involve the making or delivering of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, then such transactions shall be free and clear of any and all transfer Tax, stamp Tax or similar Taxes under Bankruptcy Code section 1146(c);

(o)                                 SPC and its affiliates shall not be liable for sales or other Taxes relating to the ownership, development, operation, construction, placement, maintenance, upgrade or use of the Purchased Assets and attributable to any period (or portion thereof) ending on or prior to the Closing Date;

(p)                                 The good faith purchaser protections afforded SPC and its affiliates under section 363(m) of the Bankruptcy Code shall extend, without limitation, to the SPC Assets, including the assignments of Assumed Contracts, and the related interpleader and injunctive relief provided herein. Such assignments, interpleader and injunctive relief are inextricably intertwined with the sale of the SPC Assets and are integral and non-severable components of the SPC Settlement Agreement;

(q)                                 Nothing contained in the Debtors’ chapter 11 Plan confirmed in these cases, or this Confirmation Order, or in any other order entered in these cases shall conflict with or derogate from the provisions of the SPC Settlement Agreement or the terms set forth in section 34 of this Confirmation Order.

35.                                 The Plan Trustee. The Plan Trustee is the representative of the Estates as of the Effective Date under section 1123(b)(c)(B) of the Bankruptcy Code.

36.                                 Payment of Statutory Fees and Compliance with Reporting Requirements. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. All fees payable subsequent to the Effective Date under section 1.930(a)(6) of title 28 of the United States Code shall be paid by the Plan Trustee. For purposes of payment of post-Effective Date fees to the United States Trustee, the Debtors shall be considered one entity. All post-confirmation reporting requirements shall also be complied with, including the reporting of disbursement activity.

37.                                 Notice of Entry of Confirmation Order. On or before the tenth (10th) Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all Creditors and Equity Interest Holders, the United States Trustee, and other parties in interest, by causing notice of entry of the Confirmation Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

38.                                 Closing of Chapter 11 Cases. Except for Touch America Holdings, Inc., Case No. 03-11915 (KJC), all other Chapter 11 Cases will be deemed closed by final decree on the Effective Date. The Debtors or the Plan Trustee, as applicable, shall file appropriate documentation in each of the closed cases to effectuate the same.

39.                                 Preservation of Causes of Action. Unless Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve, for the benefit of the Plan Trustee, all Causes of Action for later adjudication, Except as otherwise provided in the Plan, this Confirmation Order or any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Plan Trust retains all rights to commence and pursue, as appropriate, any and all Causes of Action.

40.                                 Notice of Effective Date. Within ten (10) Business Days following the occurrence of the Effective Date, the Debtors or the Plan Trustee shall file notice of the occurrence of the Effective Date and shall serve a copy of same on those Persons who have filed a notice of appearance and request for service of pleadings in the Chapter 11 Cases.

41.                                 Enforceability. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan and the Plan Supplement shall apply and be enforceable notwithstanding any otherwise applicable non- bankruptcy law.

42.                                 Modification/Reversal. If any provision of this Confirmation Order is hereafter modified, vacated or reversed by subsequent order of the Bankruptcy Court or any other court, such reversal, modification or vacation shall not affect the validity of the obligations incurred or undertaken under or in connection with the Plan, the Plan Supplement and any other Plan Documents prior to the Debtors’ or the Plan Trustee’s receipt of written notice of any such order; nor shall such reversal, modification or vacation hereof affect the validity or enforceability of such obligations. Notwithstanding any reversal, modification or vacation hereof, any such obligation incurred or undertaken pursuant to and in reliance on this Confirmation Order prior to the effective date of such reversal, modification or vacation shall be governed in all respects by the provisions hereof and of the Plan, the Plan Supplement and any other Plan Documents, and any amendments or modifications thereto.

43.                                 Confirmation Order Effective Immediately Upon Entry. This Confirmation Order constitutes: (a) a finding that Rules 6004(g), 6006(d) and 7062 of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtor to consummate the Plan immediately after the entry of the Confirmation Order.

44.                                 Conflicts Between Confirmation Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are non-severable and mutually dependent unless expressly stated by further order of this Bankruptcy Court. The failure to reference or discuss all or part of any particular provision of the Plan herein shall have no effect on the validity, binding effect and enforceability of such provision, and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

45.                                 Retention of Jurisdiction. Pursuant to and as further set forth in Article X of the Plan, notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.

46.                                 Reference to Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

Dated:	Wilmington, Delaware
Oct 5, 2004

/s/ Kevin J. Carey
KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE